UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2017

Juno Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36781 (Commission File Number)	46-3656275 (IRS Employer Identification No.)
307 Westlake Avenue North, Suite 300
Seattle, Washington 98109
(Address of principal executive offices, including zip code)
(206) 582-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
(d)
Effective May 22, 2017, the board of directors (the "Board") of Juno Therapeutics, Inc. ("Juno"), upon recommendation from the nominating and governance committee of the Board, appointed Jay T. Flatley as a Class I director to fill a vacancy on the Board that was created by an increase in the authorized number of directors on the Board to 10. The Board also appointed Mr. Flatley to the audit committee of the Board, replacing Robert T. Nelsen on that committee.
Mr. Flatley, age 64, has served since July 2016 as Executive Chairman of Illumina, Inc., a global leader in DNA sequencing and array-based technologies, where he has been on the board of directors since October 1999. Mr. Flatley also served as Illumina's chief executive officer from December 2013 to July 2016 and as Illumina's president and chief executive officer from October 1999 through December 2013. Mr. Flatley also serves on the board of directors of Coherent, Inc. Mr. Flatley received a B.A. in economics from Claremont McKenna College and a B.S. and M.S. in industrial engineering from Stanford University. Juno's Board believes that Mr. Flatley's experience building a highly successful and innovative healthcare company at Illumina, where he oversaw the growth of annual revenue from just over $1 million to more than $2 billion and the growth of the organization from 20 employees to over 5,000, makes him an appropriate member for the Board.
The Board has determined that Mr. Flatley has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is "independent" as that term is defined under the rules of The Nasdaq Stock Market LLC ("NASDAQ"). The Board also determined that Mr. Flatley satisfies the independence standards for audit committee membership as established by applicable Securities and Exchange Commission and NASDAQ rules.
Neither Mr. Flatley nor any of his immediate family members has any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment, Mr. Flatley and Juno have entered into Juno's standard director indemnification agreement, the form of which was filed with the Securities and Exchange Commission on November 17, 2014 as Exhibit 10.18 to Juno's registration statement on Form S-1. Mr. Flatley will also receive compensation for his Board service pursuant to Juno’s Non-Employee Director Compensation Policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy Bernard J. Cassidy General Counsel and Corporate Secretary
Date: May 25, 2017